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                                                                      EXHIBIT 21

                               LeCROY CORPORATION

                           Subsidiaries of the Company



The following are the subsidiary companies of the Company as of August 1, 1998, all of which are 100% owned:

Name                                Jurisdiction of Incorporation
----                                -----------------------------

Digitech Industries, Inc.           Connecticut

LeCroy, S.A.                        Switzerland

LeCroy, Ltd.                        England

LeCroy, G.m.b.H.                    Germany

LeCroy, S.A.R.L.                    France

LeCroy, S.R.L.                      Italy

LeCroy Foreign Sales Corporation    U.S. Virgin Islands

LeCroy Japan Corporation            Japan

LeCroy, Pty.                        Australia

LeCroy Corporation                  Hong Kong

LeCroy Korea Ltd.                   South Korea

Preamble Instruments, Inc.          Delaware



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